UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2014 (May 20, 2014)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On May 21, 2014, Sanchez Energy Corporation (the “Company”), executed a definitive agreement to purchase assets in Dimmit, LaSalle and Webb Counties in Texas from SWEPI LP and Shell Gulf of Mexico Inc. for approximately $639 million in cash, subject to customary adjustments (the “Acquisition”). The Company paid to the sellers approximately $51 million as a performance deposit in connection with the transaction. The proposed Acquisition includes estimated proved reserves, as of January 1, 2014 (the “Effective Date”), of 60 mmboe consisting of 57% liquids and 43% natural gas. Proved developed reserves are estimated to account for approximately 60% of the total proved reserves. As of the Effective Date, the properties to be acquired consisted of approximately 106,000 contiguous net acres with 176 gross wells which produced an average of approximately 24,000 boe/d during the first quarter of 2014.  The Acquisition is expected to close at the end of the second quarter of 2014, subject to customary closing conditions. The purchase and sale agreement contains representations and warranties, covenants, indemnification provisions and closing adjustments that are typical for this type of transaction.

Such representations, warranties, covenants, indemnifications and other provisions were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the purchase and sale agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

This summary of the purchase and sale agreement does not purport to be complete, and is qualified in its entirety by reference to the purchase and sale agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 5.07.                Submission of Matters to a Vote of Security Holders

(a) On May 20, 2014, the Company held its 2014 Annual Meeting of Stockholders.

(b) The following tables present the final voting results for the items that were presented for stockholder approval.

Election of Alan G. Jackson as a Class II director

For	Withheld	Broker Non-Votes

27,416,520	10,258,252	7,446,169

Election of Greg Colvin as a Class II director

For	Withheld	Broker Non-Votes

30,943,593	6,731,179	7,446,169

Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2014

For	Against	Abstain

44,807,160	129,149	184,632

Based on the voting as reported above, Alan G. Jackson and Greg Colvin were each elected as a Class II director of the Company, whose term of office will expire on the date of the Company’s 2017 annual meeting of stockholders. In addition, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2014 was approved.

Item 7.01.                Regulation FD Disclosure.

On May 21, 2014, the Company issued a press release announcing the Acquisition. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On May 22, 2014, as disclosed in its May 21, 2014 press release, the Company intends to hold a conference call regarding the Acquisition. On the call, the Company intends to discuss certain matters relating to the Acquisition and the purchase and sale agreement. The slides that will be made available in connection with the conference call are filed as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Purchase and Sale Agreement by and between SWEPI LP and Shell Gulf of Mexico Inc., as Sellers, and Sanchez Energy Corporation, as Buyer, dated May 21, 2014, effective as of January 1, 2014.*
99.1	Press release dated May 21, 2014 announcing the Acquisition.
99.2	Investor presentation dated May 2014 relating to the Acquisition.

*                 The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.  Descriptions of such exhibits and schedules are on page iii of the Purchase and Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: May 22, 2014	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Sale Agreement by and between SWEPI LP and Shell Gulf of Mexico Inc., as Sellers, and Sanchez Energy Corporation, as Buyer, dated May 21, 2014, effective as of January 1, 2014.*
99.1	Press release dated May 21, 2014 announcing the Acquisition.
99.2	Investor presentation dated May 2014 relating to the Acquisition.

*                 The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.  Descriptions of such exhibits and schedules are on page iii of the Purchase and Sale Agreement.